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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 23, 1999
                                                       --------------------


                          ENTERCOM COMMUNICATIONS CORP.
                          -----------------------------
             (Exact name of registrant as specified in its charter)



       PENNSYLVANIA                 001-14461                 23-1701044
       ------------                 ---------                 ----------
      (State or Other              (Commission              (IRS Employer
      Jurisdiction of              File Number)           Identification No.)
      Incorporation)



           401 CITY AVENUE, SUITE 409, BALA CYNWYD, PENNSYLVANIA 19004
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           (Address of Principal Executive Offices)           (Zip Code)



       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (610) 660-5610
                                                          ----------------



          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 2.  ACQUISITION OF ASSETS.

         On December 16, 1999, Entercom Communications Corp., a Pennsylvania corporation (the "Company" or "Entercom") announced the completion of its previously announced acquisition of 41 of 46 radio stations from Sinclair Broadcast Group, Inc. for $700.4 million (the "Sinclair Acquisition"). As part of this acquisition, Entercom has entered into a time brokerage agreement for one station in Wilkes-Barre, PA, WKRF-FM, pending FCC approval of the acquisition of WKRF-FM. Entercom has a separate agreement to purchase four stations in Kansas City from Sinclair Broadcast Group, Inc., which Entercom expects to complete in the first half of 2000. Entercom has previously announced its intent to divest three stations in the Kansas City market to meet regulatory requirements.

         The purchase price paid by the Company was determined through arm's length negotiations between unrelated parties and was financed through a combination of proceeds from the sale of 8,000,000 million shares of Class A Common Stock, 6 1/4% Convertible Preferred Securities and borrowings under the Company's new credit facility. The sale of Class A Common Stock and the 6-1/4% Convertible Preferred Securities was consummated on October 6, 1999, and the net proceeds of $396.4 million were used to repay all amounts outstanding under the Company's existing credit facility, with the balance invested in short term, interest bearing securities. On December 16, 1999, Entercom Radio, LLC, a wholly owned subsidiary of the Company entered into a new senior credit agreement with a syndicate of banks, including Bank of America, N.A. and Key Corporate Capital Inc., in the committed amount of $650.0 million, of which $468.5 million was drawn to fund the Sinclair Acquisition. As a result of the replacement of its prior credit facility, the Company plans to take an extraordinary charge of approximately $0.9 million (net of taxes) in the current quarter to account for the write off of deferred bank financing fees related to the Company's prior credit facility. The Company's new revolving credit facility is filed herewith as Exhibit 10.1.

         The Company's press release related to this transaction is filed herewith as Exhibit 99.1.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)      Financial Statements of Stations Acquired.

                  Financial Statements for the Sinclair Broadcast Group, Inc. and Subsidiaries - Radio Division for the periods specified in Rule 3-05(b) of Regulation S-X have been previously filed with the Securities and Exchange Commission (the "SEC") as part of the Company's Registration Statements on Forms S-1 (File No. 333-86397 and File No. 333-86843) and are incorporated by reference herein.

         (b) Pro Forma information required pursuant to Article 11 of Regulation S-X has been previously filed with the SEC as part of the Company's Registration Statements on Forms S-1 (File No. 333-86397 and File No. 333-86843) and is incorporated by reference herein.

         (c)      Exhibits.

                  10.1 Credit Agreement dated December 16, 1999, by and among Entercom Radio, LLC, as the Borrower, Entercom Communications Corp., as a Guarantor, Banc of America Securities LLC, as Sole Lead Arranger and Book Manager, Key Corporate Capital Inc., as Administrative Agent and Co-Documentation Agent, Bank of America, N.A., as Syndication Agent, and Co-Documentation Agent and the Financial Institutions listed therein.(1)

                  10.08 Amended and Restated Asset Purchase Agreement, dated as of August 20, 1999, among Entercom, Sinclair Communications, Inc., WCGV, Inc., Sinclair Radio of Milwaukee Licensee, LLC, Sinclair Radio of New Orleans Licensee, LLC, Sinclair Radio of Memphis, Inc., Sinclair Radio of Memphis Licensee, Inc., Sinclair Properties, LLC, Sinclair Radio of Norfolk/Greensboro Licensee, L.P., Sinclair Radio of Buffalo, Inc., Sinclair Radio of Buffalo Licensee, LLC, WLFL, Inc., Sinclair Radio of Greenville Licensee, Inc., Sinclair Radio of Wilkes-Barre, Inc. and Sinclair Radio of Wilkes-Barre Licensee, LLC.*

                  23.03    Consent of Arthur Anderson LLP, Baltimore, MD.(1)

                  99.1     Press Release.(1)


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 *  Previously filed.
(1) Filed herewith.

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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ENTERCOM COMMUNICATIONS CORP.



Date: December 23, 1999             By: /s/ David J. Field
                                       ----------------------------------------
                                       David J. Field, President and
                                       Chief Operating Officer